Exhibit 3.3

BY-LAWS

OF

CCIB HOLDCO, INC.,

a Delaware corporation

October 28, 2011

BY-LAWS

OF

CCIB HOLDCO, INC.

a Delaware corporation (the “Corporation”)

Article I	Meetings of Stockholders

1.1. Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the Corporation (collectively, the “Board of Directors” or “Directors” and, each individually a “Director”), provided, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized in Section 1.1(a). In the absence of any express designation, stockholders’ meetings shall be held at the registered office of the Corporation.

If authorized by the Board of Directors, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (B) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

1.2. Annual Meetings. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, Directors shall be elected and any other proper business may be transacted.

1.3. Special Meetings. Subject to the immediately following sentence, a special meeting of the stockholders may be called at any time by the chief executive officer of the Corporation (the “Chief Executive Officer”), if one is elected, or, if there is no Chief Executive Officer, the president of the Corporation (the “President”), the Board of Directors or the Chairman (as defined in Section 4.1). Additionally, any stockholder holding not less than ten percent (10%) of the Corporation’s issued and outstanding shares of capital stock may call a special meeting of the stockholders to effect any nominations and elections of the Board of Directors. Except as set forth in this Section 1.3, no other person or persons may call a special meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, or by electronic transmission or transmissions, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other form of electronic transmission to the Corporation’s Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, or the secretary of the Corporation (the “Secretary”). No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 1.4 and 1.5 of this Article I, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than ten (10) nor more than sixty (60) days after the receipt of the request. Nothing contained in this paragraph of this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

1.4. Notice of Stockholders’ Meetings. All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given to each stockholder entitled to vote at such meeting in accordance with Section 1.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

1.5. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be deemed given: (1) if mailed, when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears in the records of the Corporation, (2) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (3) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (4) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (5) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an assistant Secretary (each, an “Assistant Secretary”) or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or, when authorized, by means of remote communication or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”) or by the Corporation’s certificate of incorporation (as the same may be amended or amended and restated, from time to time, the “Certificate of Incorporation”). If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or, when authorized, by means of remote communication or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

1.7. Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, if any, unless these by-laws otherwise require, notice need not be given of the adjourned meeting, unless the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.8. Conduct of Business. The Board of Directors may adopt by resolution such rules, regulations and procedures for conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding Director or officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding Director or officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding Director of officer of the meeting may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding Director or officer of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for commencement thereof, and (v) limitations on the time allotted to questions or comments by meeting participants. Unless to the extent determined by the Board of Directors or the presiding Director or officer of the meeting, stockholder meetings shall not be required to be held in accordance with the rules of parliamentary procedure.

1.9. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 1.12 of these by-laws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by applicable law, need not be conducted by inspectors of election. Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder which has voting power upon the matter in question. At all meetings of stockholders, except as may be otherwise provided for by the DGCL, the Certificate of Incorporation or these by-laws (with respect to a question which, by express provision of the DGCL, the Certificate of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of the question), (i) in all matters other than the election of Directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters shall be the act of the stockholders and (ii) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

1.10. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these by-laws.

1.11. Stockholder Action by Written Consent without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by this Article I to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing as provided under Section 228(d) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Article I, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Notwithstanding the foregoing, no written consent, in any form, shall be effective unless, within sixty (60) days of the earliest dated consent delivered to the Corporation pursuant to these by-laws, written consents signed by a sufficient number of stockholders entitled to take action are delivered to the Corporation in the manner set forth in these by-laws.

1.12. Record Date for Stockholder Notice; Voting; Giving Consents. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, that the Board of Directors may fix a new record date for the adjourned meeting.

1.13. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, or electronic transmission, signed by the stockholder and filed with the Secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period or is irrevocable and is coupled with an interest. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewritten, telegraphic or facsimile transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.

1.14. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 1.14 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.15. Consent to Electronic Transmission of Notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of this Article I, the Certificate of Incorporation, or these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Article II	Directors

2.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who may exercise all powers of the Corporation except as otherwise provided by applicable law, the Certificate of Incorporation or these by-laws.

2.2. Number of Directors. Unless otherwise provided in the Certificate of Incorporation or in these by-laws, the Board of Directors shall consist of seven (7) Directors. Within the limits specified in the immediately preceding sentence, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting, as the case may be.

2.3. Election, Qualification and Term of Office of Directors. Except as otherwise provided in these by-laws, Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these by-laws, wherein other qualifications for Directors may be prescribed. Each Director, including a Director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.4. Resignation and Vacancies. Unless otherwise provided in the Certificate of Incorporation or these by-laws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

2.5. Place of Meetings; Meetings by Telephone. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors.

2.7. Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chief Executive Officer, if one is elected, or, if there is no Chief Executive Officer, the President, the Chairman or by two (2) or more Directors.

Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone or electronic transmission to each Director or sent by first-class mail, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or electronic transmission, it shall be delivered personally or by telephone or by electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the

Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

2.8. Quorum. At all meetings of the Board of Directors, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or these by-laws. If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.9. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor other purpose of, any regular or special meeting of the Directors, or a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these by-laws.

2.10. Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission or transmissions and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11. Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of Directors.

2.12. Removal of Directors. Unless otherwise restricted by applicable law, by the Certificate of Incorporation or by these by-laws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the votes of the issued and outstanding stock then entitled to vote at an election of Directors.

Article III	Committees

3.1. Committees of Directors. The Board of Directors may, by resolution, designate one or more committees, with each committee to consist of one or more members of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter that the DGCL expressly requires be submitted to stockholders for approval, or (ii) adopt, amend or repeal these by-laws. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board of Directors may abolish any committee at any time.

3.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.3. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these by-laws, Section 2.5 (place of meetings and meetings by telephone), Section 2.6 (regular meetings), Section 2.7 (special meetings and notice), Section 2.8 (quorum), Section 2.9 (waiver of notice), and Section 2.10 (action by written consent without a meeting), with such changes in the context of those by-laws as are necessary to substitute the committee and its members for the Board of Directors and its members, provided, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but, in the absence of such rules, its business shall be conducted so far as possible in the same manner as is provided in these by-laws for the Board of Directors.

Article IV	Officers

4.1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a treasurer of the Corporation (the “Treasurer”), the Secretary, and such other officers, including, without limitation, one or more vice presidents of the Corporation (“Vice-President”) (including Executive Vice Presidents or Senior Vice Presidents), assistant Vice Presidents (each an “Assistant Vice Presidents”), assistant Treasurers (each an “Assistant Treasurer”) and Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of Section 4.3 of these by-laws. The Board of Directors may elect from its members a Chairman of the Board of Directors (the “Chairman”) and a Vice Chairman of the Board of Directors (the “Vice Chairman”).

4.2. Election of Officers. The President, Treasurer, and Secretary shall be elected annually by the Board of Directors at their first annual meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

4.3. Subordinate Officers. The Board of Directors may appoint, or may empower the Chairman or, in the absence of the Chairman, the Vice Chairman or, in the absence of a Vice Chairman, the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold offices for such period, have such authority, and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine.

4.4. Qualification. No officer need be a Director. Any number of offices may be held by the same person.

4.5. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors. Any officer may resign at any time by giving written notice or electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

4.6. Vacancies in Offices. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

4.7. Chairman and Vice Chairman. The Chairman, if one shall be elected, shall, if present, preside at all meetings of the stockholders and the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman, the Vice Chairman, if one shall be elected, shall, if present, preside at all meetings of the stockholders and the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws.

4.8. Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors or these by-laws. If there is no Chairman or Vice Chairman, the Chief Executive Officer shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors.

4.9. President. Subject to the control of the Board of Directors, the President shall have general supervision, direction, and control of the business and the officers of the Corporation. If there is no Chairman, Vice Chairman or Chief Executive Officer, the President shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

4.10. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairman, the Vice Chairman, or, if there is neither a Chairman nor a Vice Chairman, the Chief Executive Officer, the President or these by-laws.

4.11. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders. The minutes shall show the time and place, if any, of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by applicable law or by these by-laws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

4.12. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

4.13. Assistant Vice President. The Assistant Vice President, or, if more than one, the Assistant Vice Presidents in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Vice President or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Vice President and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

4.14. Assistant Secretary. The Assistant Secretary, or, if more than one, the Assistant Secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

4.15. Assistant Treasurer. The Assistant Treasurer, or, if more than one, the Assistant Treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

Article V	Indemnity

5.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (collectively, a “Proceeding”), by reason of being or having been a Director or officer of the Corporation or serving or having served at the request of the Corporation as a director or officer of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, (collectively, an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director, officer or representative, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (but with respect to any amendment thereto, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss) (collectively “Expenses”, which expenses shall also include without limitation any expenses of establishing a right to indemnification or advancement under this Article V) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director or an officer of the Corporation or a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

5.2. Right of Advancement. Expenses incurred by or on behalf of any Indemnitee in defending any Proceeding shall be advanced by the Corporation prior to the final disposition of such Proceeding, provided, that if the DGCL requires, the payment of such Expenses shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 5.2 or otherwise.

5.3. Right of Claimant to Bring Suit. If a claim under either Section 5.1 or Section 5.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation (provided, however, that in the case of an indemnification it is after the final disposition of such Proceeding), an Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.4. Non-Exclusivity of Rights. The indemnification and advancement of Expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

5.5. Indemnification of Other Persons. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not a Director or officer of the Corporation or is not serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but whom the corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The Corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the DGCL.

5.6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee, agent or fiduciary of the

Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise against any Expenses incurred in a Proceeding, whether or not the Corporation would have the power to indemnify such person against such Expenses under the DGCL.

5.7. Savings Clause. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification hereunder against Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

Article VI	Records and Reports

6.1. Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws as amended to date, accounting books, and other records.

6.2. Inspection by Stockholders. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom at such stockholder’s expense. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent of the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

6.3. Inspection by Directors. Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a Director.

Article VII	General Matters

7.1. Checks. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

7.2. Execution of Corporate Contracts and Instruments. All contracts, agreements, instruments or other obligations to be entered into by the Corporation in the ordinary course of business, which do not require any action of the Board of Directors, may be executed on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or the Treasurer, or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

7.3. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as required by applicable law.

7.4. Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.6. Conflict of Interest. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

7.7. Dividends. The Board of Directors may, subject to any restrictions contained in (i) the DGCL or (ii) the corporation’s Certificate of Incorporation, declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

7.8. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

7.9. Seal. The Board of Directors shall have the power to adopt and alter the seal of the Corporation.

7.10. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

7.11. Voting of Securities. Unless the Board of Directors otherwise provides, the Chief Executive Officer, the President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney-in-fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of the stockholders or shareholders of any other corporation or organization, any of whose securities are held by the Corporation.

7.12. Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.13. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

Article VIII	Amendments

By-laws may be adopted, amended or repealed by a majority of the stockholders entitled to vote, provided, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal by-laws upon the Directors. The fact that such power has been so conferred upon the Directors shall not divest the stockholders of the power nor limit their power, to adopt, amend or repeal by-laws.